UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
June 7, 2019
Date of Report (Date of earliest event reported)
ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2485 Augustine Drive
Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)

(408) 749-4000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01    Entry into a Material Definitive Agreement

On June 7, 2019, Advanced Micro Devices, Inc. (the “Company”) entered into an up to $500 million secured revolving credit facility pursuant to that certain Credit Agreement, by and among the Company, as borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Credit Agreement”), as described in more detail below. As of June 7, 2019, there are no borrowings outstanding under the Credit Agreement.

The Revolving Facility consists of a $500 million, five-year revolving loan facility, including a $50 million swingline subfacility and a $75 million sublimit for letters of credit (the “Revolving Facility”). The Credit Agreement also provides the ability to increase the Revolving Facility or incur incremental term loans or other incremental equivalent debt by an amount, subject to certain customary deductions and limits, not to exceed the sum of (i) $250 million, (ii) the aggregate principal amount of any voluntary prepayments of incremental term loans or certain types of incremental equivalent debt, (iii) permanent optional reductions of the commitments under the Revolving Facility, and (iv) except during a Collateral Release Period (as defined below), additional amounts so long as the Company’s pro forma consolidated secured leverage ratio is no greater than 1.50:1.00. The funding of any such incremental facilities are subject to receipt of lender commitments and satisfaction of customary conditions precedent.
Borrowings under the Revolving Facility bear interest through maturity at a variable rate based upon, at the Company’s option, either the LIBOR rate or the base rate (as customarily defined), plus in each case, an applicable margin. The applicable margin for LIBOR rate loans ranges, based on an applicable total leverage ratio, from 1.00% to 1.75% per annum and the applicable margin for base rate loans ranges, based on an applicable total leverage ratio, from 0.00% to 0.75% per annum. The Company is required to pay a fee which ranges, based on an applicable total leverage ratio, from 0.20% to 0.25% per annum on the undrawn portion available under the Revolving Facility. Additionally, the Company is required to pay variable per annum fees equal to the applicable margin for LIBOR rate loans in respect of outstanding letters of credit.

The Company is required to permanently reduce the commitments under the Revolving Facility by an amount equal to the net cash proceeds of (i) any debt issuances not permitted by the Revolving Facility and (ii) any non-ordinary course assets sales (including insurance or condemnation events), in excess of $250 million, if such net cash proceeds are not reinvested by the Company within twelve months of receipt.

The Company’s obligations under the Credit Agreement are guaranteed by AMD International Sales & Service, Ltd. (“AMDISS”) and any future domestic subsidiaries, subject to certain exceptions. Subject to customary exceptions, the obligations under the Credit Agreement and the guarantees are secured by a lien on substantially all of the Company’s and any guarantor’s property, in each case other than intellectual property.

The collateral and guarantees under the Credit Agreement will be released upon: (i) the Company’s achievement a corporate rating of at least Ba1/BB+/BB+ from at least two of Moody’s Investors Service, Inc., Standard & Poor’s Rating Service and Fitch Ratings, Inc., (ii) the Company having no outstanding secured incremental equivalent debt (or the lenders under such debt shall concurrently release their security interests), (iii) the aggregate outstanding principal amount of all debt owed by non-guarantor subsidiaries of the Company not exceeding ten percent of the consolidated total assets of the Company and its subsidiaries, and (iv) no default or event of default has occurred or is continuing.

The collateral and guarantees under the Credit Agreement and any related guaranty and collateral agreement will be automatically reinstated upon (i) the Company’s corporate rating being less than Ba2/BB/BB from at least two of Moody’s, S&P and Fitch, (ii) the Company ceasing to have a rating from at least one of Moody’s S&P and Fitch, or (iii) the aggregate outstanding principal amount of all debt owed by non-guarantor subsidiaries of the Company exceeds ten percent of the consolidated total assets of the Company and its subsidiaries.

The Credit Agreement contains customary affirmative and negative covenants, as well as a total leverage covenant requiring the Company to maintain a maximum ratio of consolidated funded debt to consolidated EBITDA of 4.00:1.00 and an interest coverage covenant requiring the Company to maintain a minimum ratio of consolidated EBITDA to consolidated cash interest expense of 3.00:1.00. Each financial term used in the immediately preceding sentence is customarily defined and subject to certain limitations, as more fully defined in the Credit Agreement.

The Credit Agreement also contains customary events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross defaults to material indebtedness and events constituting a change of control. The occurrence of an event of default could result in the termination of commitments under the Revolving Facility, the declaration that all outstanding loans are immediately due and payable in whole or in part and the requirement of cash collateral deposits in respect of outstanding letters of credit.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement

On June 7, 2019, in connection with entering into the Credit Agreement as described above, the Company terminated and repaid in full all outstanding obligations due under that certain Amended and Restated Loan and Security Agreement, dated as of April 14, 2015 (as amended to date), among the Company, AMDISS, ATI Technologies ULC, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.
 (d) Exhibits.
EXHIBIT INDEX

Number	Description

10.1
Credit Agreement dated as of June 7, 2019 by and among Advanced Micro Devices, Inc., as borrower, the lenders as referred to therein, as lenders, and Wells Fargo Bank, National Association, as administrative agent, swingline agent and an issuing lender

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2019	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry A. Wolin
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Corporate Secretary